SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

ORACLE PARTNERS, L.P.

ORACLE INSTITUTIONAL PARTNERS, L.P.

ORACLE TEN FUND MASTER, L.P.

ORACLE ASSOCIATES, LLC

ORACLE INVESTMENT MANAGEMENT, INC.

LARRY N. FEINBERG

PAUL N. CLARK

JEFFREY M. NUGENT

FREDERIC H. MOLL

ERIC VARMA

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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On May 30, 2014, Oracle Partners, L.P. issued a press release announcing a victory in its shareholder litigation against Biolase, Inc.

A copy of the press release is filed herewith as Exhibit A.

Additional Information and Where to Find It

Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and Larry N. Feinberg (collectively, “Oracle”), together with Paul N. Clark, Jeffrey M. Nugent, Frederic H. Moll and Eric Varma, are participants in the solicitation of proxies from stockholders in connection with the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Biolase, Inc. (the “Company”). Oracle intends to file a proxy statement (the “2014 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Oracle may be deemed to beneficially own 6,135,910 shares of the Company’s common stock, representing approximately 16.3% of the Company’s outstanding common stock. None of the other participants owns in excess of 1% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2014 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2014 Proxy Statement with the SEC, Oracle intends to mail the definitive 2014 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2014 Proxy Statement and any other documents filed by Oracle with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to Oracle Partners, L.P., 200 Greenwich Avenue, Greenwich, CT 06830.

EXHIBIT A

Oracle Partners Announces a Victory in Shareholder Litigation Against Biolase, Inc.

Court's Confirmation of a New Independent Director Will Significantly Improve Corporate Governance for the Benefit of All Shareholders

GREENWICH, Conn., May 30, 2014 /PRNewswire/ -- Oracle Partners, L.P. ("Oracle Partners"), Biolase, Inc.'s ("Biolase" or the "Company") (Nasdaq: BIOL) largest shareholder, announced that it has won a significant victory in its shareholder litigation against Biolase.

Larry Feinberg, the Managing Member of Oracle's general partner stated: "Oracle Partners welcomes the decision of Vice Chancellor Noble of the Court of Chancery of the State of Delaware confirming the appointment of Paul Clark as a director of Biolase." The Court concluded that "(i) the current directors of Biolase are the Undisputed Directors [Messrs. Moll, Nemoy, Pignatelli and Talevich] and Clark, who was appointed during the [February 28, 2014] Meeting to the vacancy that had been created when [Dr. Alexander] Arrow verbally and effectively resigned; (ii) the Biolase board has one vacancy that was created when [Dr. Samuel] Low resigned by email after the Meeting; and (iii) Oracle is not liable to Biolase for fraud or negligent misrepresentation."

Mr. Feinberg noted that the suit by Oracle Partners was filed as a direct result of Mr. Pignatelli's manipulation of Biolase's Board composition as he hopped from one theory to another – first that Biolase had a six-person Board, then an eight-person Board and finally a four-person Board  – in his attempt to entrench himself. Mr. Feinberg continued: "Vice Chancellor Noble's ruling establishing a five-person Board will significantly benefit shareholders by breaking the existing deadlock, adding Mr.Clark, who has significant public company experience in the pharmaceutical and biotechnology industries, and improving corporate governance by leaving a majority of the Board comprised of independent directors. The Chancery Court's Order, when implemented, will allow a non-deadlocked five-person Board to finally get back to the business of attending to the serious financial and operational needs of Biolase."

Mr. Feinberg continued: "Despite this clear Court ruling, we remain concerned since Biolase, despite a very weak balance sheet, obtained a temporary stay of the Order pending its appeal of the ruling to the Supreme Court of the State of Delaware, which has agreed to hear the matter on June 11, 2014. Vice Chancellor Noble initially granted this limited stay to preserve the jurisdiction of the Supreme Court to hear an appeal, although he noted that the standards for granting such a stay, which include a likelihood of success on appeal, have not been satisfied by Biolase. Biolase's appeal of the Chancery Court's decision and request for a stay of the current Order have apparently been made solely at the direction of Mr. Pignatelli without any consultation with or approval of Biolase's current Board. These actions are triggering further unnecessary expenses in addition to the $682,000 Biolase has previously reported spending in the first quarter alone on its failed defense of this litigation. Now, despite a decision that is a clear victory for all shareholders, Mr. Pignatelli seeks to use the limited cash available to Biolase in a last ditch effort to entrench himself to the detriment of the Company's stockholders, customers and employees."

Mr. Feinberg added: "Oracle Partners calls on Mr. Pignatelli to accept the Chancery Court's decision and end the current litigation. Absent such action, we look forward to appearing on June 11, 2014 before the Supreme Court of the State of Delaware, which we expect will affirm the Chancery Court's decision."

Below is a link to the full Memorandum Opinion of the Court of Chancery of the State of Delaware:

http://courts.delaware.gov/opinions/download.aspx?ID=205920

About Oracle Partners, L.P.

Oracle Partners is a fundamental-research driven investment fund that is exclusively focused on the global healthcare and bioscience industries.

Additional Information and Where to Find It

Oracle Partners, L.P., Oracle Institutional Partners, L.P., Oracle Ten Fund Master, L.P., Oracle Associates, LLC, Oracle Investment Management, Inc. and Larry N. Feinberg (collectively, "Oracle"), together with Paul N. Clark, Jeffrey M. Nugent, Frederic H. Moll and Eric Varma, are participants in the solicitation of proxies from stockholders in connection with the 2014 Annual Meeting of Stockholders (the "Annual Meeting") of Biolase, Inc. (the "Company"). Oracle intends to file a proxy statement (the "2014 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting.

Oracle may be deemed to beneficially own 6,135,910 shares of the Company's common stock, representing approximately 16.3% of the Company's outstanding common stock. None of the other participants owns in excess of 1% of the Company's common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2014 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

Promptly after filing its definitive 2014 Proxy Statement with the SEC, Oracle intends to mail the definitive 2014 Proxy Statement and an accompanying proxy card to some or all stockholders pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2014 Proxy Statement and any other documents filed by Oracle with respect to the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov) or by writing to Oracle Partners, L.P., 200 Greenwich Avenue, Greenwich, CT 06830.

CONTACT:  Oracle Partners, L.P., Aileen Wiate, Chief Financial Officer, (203) 862-7900; or BMC Communications, Brad Miles, CEO, 646.513.3125